Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION, 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2003 (the "Report") by Farmland Industries, Inc. (the "Company"), the undersigned, as the Chief Executive Officer of the Company, hereby certified pursuant to 18 U.S.C., ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of Section 13 (a) or Section 15(d) of the Securities Exchange act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  July 15, 2003

/s/ STEVEN R. RHODES
Steven R. Rhodes
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Farmland Industries, Inc. and will be retained by Farmland Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.